UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 20, 2015

Oxford City Football Club, Inc.

(Exact name of registrant as specified in its charter)

Florida	000-54434	05-0554762
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Fairway Drive, Suite 302, Deerfield Beach, FL	33441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 617.501.6766

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]   Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 3 – Securities and Trading Markets

Item 3.03 Material Modification of Rights of Security Holders

Our majority shareholders and our board of directors approved an amendment to our Articles of Incorporation for the purpose of approving a reverse split of one to two thousand in which each shareholder of common stock, Series A Convertible Preferred Stock and Series B Convertible Preferred Stock will be issued one share of their respective class of capital stock in exchange for every two thousand shares of their respective class of currently issued capital stock.

New stock certificates will be issued upon surrender of the shareholders’ old certificates.

A copy of the Articles of Amendment to the Articles of Incorporation that was filed with the Florida Secretary of State on August 18, 2015 is attached hereto as Exhibit 3.1 and is incorporated by reference herein.

In connection with the reverse split, we have the following new CUSIP number: 69141A201. We have submitted the required information to FINRA and received an effective date of August 21, 2015. Our common stock will be quoted under the symbol “OXFCD” for a period of 20 trading days. After 20 trading days, our common stock will resume trading under the symbol “OXFC.”

SECTION 5 – Corporate Governance and Management

Item 5.03 Amendments to Articles of Incorporation or Bylaws

The disclosures set forth in Item 3.03 are incorporated by reference into this Item 5.03.

SECTION 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

Exhibit No.	Description

3.1	Articles of Amendment

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Oxford City Football Club, Inc.

/s/ Thomas Guerriero
Thomas Guerriero
Chief Executive Officer

Date: August 20, 2015

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